UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

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TICC CAPITAL ANNOUNCES NEW SPECIAL MEETING DATE OF DECEMBER 22, 2015

Company Provides Update on Litigation by NexPoint

GREENWICH, CT – December 4, 2015 – TICC Capital Corp. (NASDAQ: TICC) (“TICC”) today announced that it will hold its Special Meeting of Stockholders on December 22, 2015, for stockholders to vote on the previously announced investment advisory agreement with an affiliate of Benefit Street Partners, LLC (“BSP”) and the election of six new directors to the TICC board of directors.

TICC’s announcement of the meeting date comes after the United States District Court for the District of Connecticut denied, for a second time, NexPoint’s request that the district court grant a preliminary injunction requiring TICC to recognize NexPoint’s director nominees on the ballot for TICC’s special meeting of stockholders.

NexPoint has now filed a motion requesting that the district court stay its ruling and prevent TICC from holding the Special Meeting in the manner that TICC plans to conduct it while NexPoint appeals the court’s rulings. TICC believes that this request, like NexPoint’s previous requests for relief, is baseless. If the meeting is further delayed, BSP has a right to walk away, without penalty, from its contract to acquire a controlling interest in TICC Management, LLC.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It

In connection with the approval of the proposed new investment advisory agreement, the Company has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. The Company has distributed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the approval of the proposed new investment advisory agreement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT THAT THE COMPANY FILES WITH THE SEC, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT. The definitive proxy statement and other relevant materials in connection with the approval of the proposed new investment advisory agreement, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov), at the Company's website (http://www.ticc.com), or by writing to the Company at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the approval of the proposed new investment advisory agreement. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on September 3, 2015, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the approval of the proposed new investment advisory agreement, by security holdings or otherwise, are set forth in the proxy statement and other materials filed or to be filed with SEC in connection therewith.

Forward Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain risks, assumptions, uncertainties and other factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These include: the risk that TICC’s stockholders do not approve the new investment advisory agreement or TICC’s proposed director nominees; the risk that the transaction agreement with BSP is terminated; the risk that the other conditions to the closing of the transaction with BSP are not satisfied; potential adverse reactions or changes to business or employee relationships; competitive responses to the new investment advisory agreement with the affiliate of BSP; the inability to obtain, or delays in obtaining, the benefits contemplated by the new investment advisory agreement; uncertainty of the expected financial performance of the TICC under the new investment advisory agreement; unexpected costs, charges or expenses resulting from the special meeting of TICC stockholders; additional litigation relating to the special meeting and/or the new investment advisory agreement; the outcome of pending and threatened litigation; any changes in general economic and/or industry specific conditions; and other risks, assumptions, uncertainties and factors identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by applicable law.

TICC Contacts

Media:
Brandy Bergman/Meghan Gavigan

Sard Verbinnen & Co

212-687-8080

Stockholders:

Bruce Goldfarb/Tony Vecchio

Okapi Partners LLC

877-566-1922